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                                                                    Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Brake Headquarters U.S.A., Inc. on Form S-3 of our report dated March 19, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       DELOITTE & TOUCHE LLP


Stamford, Connecticut
January 19, 1998